Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of DSS, INC., a New York corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Date:	July 15, 2022

Alset EHome International Inc.

/s/ Heng Fai Ambrose Chan
Name:	Heng Fai Ambrose Chan
Title:	Chief Executive Officer
Date:	July 15, 2022

Global Biomedical Pte. Ltd.

/s/ Heng Fai Ambrose Chan
Name:	Heng Fai Ambrose Chan
Title:	Director
Date:	July 15, 2022

Alset International Limited

/s/ Heng Fai Ambrose Chan
Name:	Heng Fai Ambrose Chan
Title:	Chief Executive Officer
Date:	July 15, 2022